Exhibit 99.1

Poke Co Holdings LLC
Financial Statements As of March 31, 2022 and for the three months ended March 31, 2022

Table of Contents

Page

Unaudited Combined Financial Statements

Unaudited Balance Sheet	2

Unaudited Statement of Income	3

Poke Co Holdings LLC

Unaudited Statements of Balance Sheet

As of March 31,
2022

Assets
Current Assets:
Cash	$650,753
Accounts receivable	44,982
Total Assets	$695,735

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$3,267
Accounts payable, affiliates	20,986
Deferred revenue, current	50,375
Other current liabilities	19,975
Total Current Liabilities	94,603
Deferred revenue, non-current	520,916
Total Liabilities	615,519

Commitments and Contingencies

Stockholders’ Equity:
Members’ equity	80,216
Total Liabilities and Stockholders’ Equity	$695,735

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Poke Co Holdings LLC

Notes to audited Financial Statements

For the Three Month
Ended March 31,
2022

Revenues:
Royalties	$30,449
Franchise Fee	4,500
Rebates	26,629
Total Revenues	61,578

Operating Costs and Expenses:
General and administrative expenses	42,635
Income from Operations	18,943

Net (Loss) Income Net Income	$18,943

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Poke Co Holdings LLC

Financial Statements

As of and for the years ended December 31, 2021

and 2020

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Members of
Poke Co Holdings, LLC

Opinion

We have audited the financial statements of Poke Co Holdings, LLC which comprise the balance sheets as of December 31, 2021 and 2020 and the related statements of income, members' (deficit) equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Poke Co Holdings, LLC as of December 31, 2021 and 2020 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Poke Co Holdings, LLC and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Poke Co Holdings, LLC's ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditor's Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

- Exercise professional judgment and maintain professional skepticism throughout the audit.
- Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

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- Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Poke Co Holdings, LLC's internal control. Accordingly, no such opinion is expressed.
- Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
- Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Poke Co Holdings, LLC's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

Paris, Kreit & Chiu CPA LLP

(formerly Benjamin & Ko)

New York, NY
April 29, 2022

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Poke Co Holdings LLC

Audited Statements of Balance Sheet

	As of December 31,	As of December 31,
	2021	2020

Assets
Current Assets:
Cash	$366,681	$64,108
Accounts receivable	18,865	13,615
Total Current Assets	385,546	77,723
Accounts receivable, affiliates	25,848	-
Total Assets	$411,394	$77,723

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	-	10,959
Deferred revenue, current	26,375	13,500
Note payable	-	85,000
Other current liabilities	14,330	-
Total Current Liabilities	40,705	109,459
Deferred revenue, non-current	309,416	38,291
Total Liabilities	350,121	147,750

Commitments and Contingencies

Stockholders’ Equity:
Members’ equity (deficit)	61,273	(70,027)
Total Liabilities and Stockholders’ Equity	$411,394	$77,723

See Notes to the Audited Financial Statements

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Poke Co Holdings LLC

Audited Statements of Income

	For the Year Ended	For the Year Ended
	December 31,	December 31,
	2021	2020

Revenues:
Royalties	$171,638	$66,227
Franchise Fee	14,083	27,001
Rebates	59,989	52,915
Other income	-	-
Total Revenues	245,710	146,143

Operating Costs and Expenses:
General and administrative expenses	20,336	24,404
Income from Operations	225,374	121,739

Other (Expense) Income:
Interest expense, net	(3,748)	-
Gain on debt extinguishment	52,907	-
Total Other Income, Net	49,159	-

Income Before Income Tax	274,533	121,739
Income tax provision	(9,749)	(20,676)
Net (Loss) Income Net Income	$264,784	$101,063

See Notes to the Audited Financial Statements

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Poke Co Holdings LLC

Audited Statements of Members’ (Deficit) Equity

Members’ (Deficit) Equity

Balance at December 31, 2019	$(63,100)

Contribution	-

Distribution	(107,990)

Net income	101,063

Balance at December 31, 2020	$(70,027)

Contribution	-

Distribution	(133,484)

Net income	264,784

Balance at December 31, 2021	$61,273

See Notes to the Audited Financial Statements

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Poke Co Holdings LLC

Audited Statements of Cash Flows

	For the Year Ended	For the Year Ended
	December 31,	December 31,
	2021	2020

Cash Flows from Operating Activities
Net loss	$264,784	$101,063
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on extinguishment of debt	52,907	-
Changes in operating assets and liabilities:	-	-
Accounts receivable	(5,250)	(3,905)
Accounts receivable, affiliates	(25,848)	-
Accounts payable and accrued expenses	(11,366)	7,278
Deferred revenue	284,000	(27,001)
Other current liabilities	14,330	-
Total Adjustments	308,773	(23,628)
Net Cash Provided in Operating Activities	573,557	77,435

Cash Flows from Financing Activities
Proceeds from notes payable	(52,500)	85,000
Repayments of other notes payables	(85,000)	-
Members distributions	(133,484)	(107,990)
Members contributions	-	-
Net Cash Used by Financing Activities	(270,984)	(22,990)

Net Increase in Cash	302,573	54,445
Cash - Beginning of Period	64,108	9,663
Cash - End of Period	$366,681	$64,108

See Notes to the Audited Financial Statements

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Poke Co Holdings LLC

Notes to audited Financial Statements

1.	NATURE OF OPERATIONS

Poke Co Holdings LLC (the “Company”), was incorporated in Connecticut in April 2018. The Company is a franchisor that sells franchises to franchisees. The franchises sold by the Company are for the Pokemoto® branded restaurants which are fast casual style restaurants that specialize in Hawaiian inspired poke bowls, wraps and salads.

The Company has eight franchise restaurants as of December 31, 2021.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Combined Financial Statements

The accompanying financial statements have been prepared using the accrual basis of accounting in accordance with generally accepted accounting principles (“GAAP”) promulgated in the United States of America as of December 31, 2021 and 2020, and for the years then ended.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with the GAAP requires management to make estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly-liquid instruments with an original maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents as of December 31, 2021 or 2020.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. The Company’s net revenue primarily consists of revenues from franchisees under franchise agreements. Accordingly, the Company recognizes revenue as follows:

●	Initial Franchise Fees

The Company provides the franchisees with management expertise, training, pre-opening assistance, and restaurant operating assistance in exchange for initial franchise fees. The Company capitalizes these fees upon collection from the franchisee, these fees are then recognized as franchise fee revenue on a straight-line basis over the life of the related franchise agreements and any exercised renewal periods. Cash payments are due upon the execution of the related franchise agreement. The Company’s performance obligation with respect to franchise fee revenues consists of a license to utilize the Company’s brand for a specified period of time, which is satisfied equally over the life of each franchise agreement. The Company recognized initial franchise fees of $14,083 and $27,001 for the years ended December 31, 2021 and 2020, respectively, which is included in franchise fees in the accompanying unaudited combined statement of income.

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Poke Co Holdings LLC

Notes to audited Financial Statements

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition (continued)

●	Royalties

Royalties are based on a percentage of franchisee net sales revenue which range between 2% up to 6%. The Company recognizes the royalties as the underlying sales occur. The Company recorded revenue from royalties of $171,638 and $66,227 for the years ended December 31, 2021 and 2020, respectively.

The Company also charges 1% of net sales for brand marketing fee to franchisees.

●	Rebates

Rebates consists of incentives received from wholesale vendors. The Company recognizes rebates when collection is assured and when performance has occurred.

Deferred Revenue

Deferred revenue consists of initial franchise fees received by the Company, which are being amortized over the life of the Company’s franchise agreements. Deferred revenue is recognized in income over the life of the franchise agreements on a straight line basis as performance obligations are satisfied.

Income Taxes

The Company is a limited liability company files a tax return with the federal or any state jurisdictions. The Company is subject to limited liability company state taxes which is approximately 7% of its taxable income. The Company recorded a state income tax provision in the amount of $9,749 and $20,676 for the years ended December 31, 2021 and 2020, respectively.

The accounting standard on accounting for uncertainty in income taxes addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under that guidance, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company had no unrecognized tax benefits identified or recorded as liabilities as of December 31, 2021.

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Poke Co Holdings LLC

Notes to audited Financial Statements

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

The Company utilizes ASC 820-10, Fair Value Measurement and Disclosure, for valuing financial assets and liabilities measured on a recurring basis. Fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The guidance also establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors market participants would use in valuing the asset or liability. The guidance establishes three levels of inputs that may be used to measure fair value:

Level 1. Observable inputs such as quoted prices in active markets;

Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company’s financial instruments consisted of cash, franchise fee receivables – royalties, franchise fee receivables – initial fee, accounts payable and accrued expenses, loans payable, emergency injury disaster loan (EIDL) loans payable, payroll protection program (PPP), and deferred franchise fee revenue. The estimated fair value of these financial instruments approximate their carrying amount due to the short maturity of these instruments.

COVID-19 Impact on Concentration of Risk

The novel coronavirus (“COVID-19”) pandemic has significantly impacted health and economic conditions throughout the United States and globally, as public concern about becoming ill with the virus has led to the issuance of recommendations and/or mandates from federal, state and local authorities to practice social distancing or self-quarantine. The Company is continually monitoring the outbreak of COVID-19 and the related business and travel restrictions and changes to behavior intended to reduce its spread, and its impact on operations, financial position, cash flows, inventory, supply chains, purchasing trends, customer payments, and the industry in general, in addition to the impact on its employees. We have experienced significant disruptions to our business due to the COVID-19 pandemic and related suggested and mandated social distancing and shelter-in-place orders.

Reclassifications

Some items in the prior year financial statements were reclassified to conform to the current presentation. Reclassifications had no effect on prior year net income or member’s equity.

Subsequent Events

The Company evaluated events that have occurred after the balance sheet date but before the financial statements are issued. Based upon the evaluation and transactions, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed in Note 6 – Subsequent Events.

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Poke Co Holdings LLC

Notes to audited Financial Statements

3.	DEFERRED REVENUE

At December 31, 2021 and 2020, deferred revenue consists of the following:

	December 31,	December 31,
	2021	2020
Deferred revenues	$335,791	$51,791
Less: Deferred revenues, current	(26,375)	(13,500)
	$309,416	$38,291

Deferred revenue of $14,083 at December 31, 2020 was recognized in 2021 as franchise fee on the statement of operations. Deferred revenues of $26,375 at December 31, 2021 is expected to be recognized during 2022.

4.	NOTES PAYABLE

On April 22, 2020, the Company executed the standard loan documents required for securing a loan (the “EIDL Loan”) from the SBA under its Economic Injury Disaster Loan (“EIDL”) assistance program in light of the impact of the COVID-19 pandemic on the Company’s business. Pursuant to that certain Loan Authorization and Agreement (the “SBA Loan Agreement”), the Company borrowed an aggregate principal amount of the EIDL Loan of $85,000, with proceeds to be used for working capital purposes. Interest accrues at the rate of 3.75% per annum and will accrue only on funds actually advanced from the date of each advance. Installment payments, including principal and interest, are due monthly beginning April 22, 2021 (twelve months from the date of the SBA Loan) in the amount of $415. In connection therewith, the Company executed (i) a loan for the benefit of the SBA (the “SBA Loan”), which contains customary events of default and (ii) a Security Agreement, granting the SBA a security interest in all tangible and intangible personal property of the Company, which also contains customary events of default (the “SBA Security Agreement”). As of December 31, 2021 the Company has repaid the loan.

On January 29, 2021, the Company entered into a loan (“PPP 2 Loan”) in the amount of $52,500. The PPP 2 Loan is administered by the SBA. The interest rate of the loan is 1.00% per annum and accrues on the unpaid principal balance computed on the basis of the actual number of days elapsed in a year of 360 days. Commencing ten months after the effective date of the PPP 2 Loan, the Company is required to pay the Lender equal monthly payments of principal and interest as required to fully amortize any unforgiven principal balance of the loan by the five-year anniversary of the effective date of the PPP 2 Loan (the “Maturity Date”). The PPP 2 Loan contains customary events of default relating to, among other things, payment defaults, making materially false or misleading representations to the SBA or the Lender, or breaching the terms of the PPP 2 Loan. The occurrence of an event of default may result in the repayment of all amounts outstanding under the PPP 2 Loan, collection of all amounts owing from the Company, or filing suit and obtaining judgment against the Company. Under the terms of the CARES Act, PPP 2 loan recipients can apply for and be granted forgiveness for all, or a portion of the loan granted under the PPP. Such forgiveness will be determined, subject to limitations, based on the use of loan proceeds for payment of payroll costs and any payments of mortgage interest, rent, and utilities.

During the year ended December 31, 2021 the SBA forgave the PPP 2 Loan entered into on January 29, 2021. The aggregate amount forgiven was $52,907, consisting of $52,500 in principal and $407 in interest expense. The forgiven amount was accounted for as a gain on debt extinguishment of $52,907 and was recorded in our statement of income

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Poke Co Holdings LLC

Notes to audited Financial Statements

5.	COMMITMENTS AND CONTINGENCIES

Franchising Agreements

During the year ended December 31, 2021, the Company entered into a various franchise agreement for a total of seventeen potentially new Pokemoto locations with various franchisees. The franchisees paid the Company an aggregate of $282,500 and this has been recorded in deferred revenue as of December 31, 2021.

Sale of Company

Poke Co Holdings LLC was part of the acquisition by Muscle Maker Inc. on May 14, 2021. On May 14, 2021, Muscle Maker Inc. entered into Membership Interest Purchase Agreement with the members (the (“Poke Sellers”) of PKM Stamford, LLC, Poke Co., LLC, LB Holdings LLC, and TNB Holdings, LLC, each a Connecticut limited liability company (collectively, the “Poke Entities”) pursuant to which the Company acquired all of the issued and outstanding membership interest of the Poke Entities in consideration of $4,000,000 in cash and $730,000 payable in the form of a promissory note (the “Poke Note”).

In a related transaction, on May 14, 2021, the Company and the Poke Sellers entered into a Membership Interest Exchange Agreement pursuant to which the Company acquired Poke Co Holdings LLC, GLL Enterprises, LLC, and TNB Holdings II, LLC, each a Connecticut limited liability company (collectively, the Poke Entities II”) in exchange for shares of common stock of the Company valued at $1,250,000. The Company issued 880,282 shares of common stock of the Company on May 14, 2021. The price per share was determined by using the 10-day trading average preceding the date of closing. The closing occurred on May 14, 2021.

Contingencies

From time to time, the Company may be involved in certain legal actions and claims arising in the normal course of business. Management is of the opinion that such matters will be resolved without material effect on the Company’s financial condition or results of operations.

6.	SUBSEQUENT EVENTS

Franchising Agreements

Subsequent to the year ended December 31, 2021, the Company entered into a various franchise agreement for a total of six potentially new Pokemoto locations with various franchisees. The franchisees paid the Company an aggregate of $95,000.

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